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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15,2004

Enviro-Energy Corporation

(Exact name of registrant as specified in its charter)

          Delaware

  000-30069

     95-4520761

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2121 N Waterworks, Spokane, WA  99216

(Address of principal executive offices)

Registrant's telephone number, including area code (509) 252-5850

N/A

(Former name or former address, if changed since last report)

SEC 873 (06/2003)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

Previous Independent Accountant

(1)

(i)

The accounting firm of LeMaster & Daniels, PLLC Certified Public Accountants was dismissed as auditors of the Registrant’s financial statements effective January 15, 2004.

During the fiscal year ended December 31, 2002  and the subsequent interim period through the date of the dismissal,

(ii)

there were no disagreements with LeMaster & Daniels PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement. The accountant's report of LeMaster & Daniels PLLC as of and for the year ended December 31,  2002 did not contain any adverse opinion or disclaimer of opinion.  LeMaster & Daniels PLLC did not serve as auditors of the Registrant prior to December 31, 2002.

(iii)

the decision to change accounting firms was approved by the  Board of Directors.

(iv)

LeMaster & Daniels PLLC has not advised the Registrant of any reportable events as defined in Regulation S-K Item 304 (a)(1)(iv) or as defined in paragraphs (A) through (D) of Item 304 (a)(1)(v).

(2)

New Independent Accountants

Enviro-Energy Corporation has retained the services of Williams & Webster P.S., Certified Public Accountants to provide the requisite audit services for the Registrant.  This firm will commence its engagement effective with Enviro-Energy Corporation’s Form 8K filed January 20, 2004 as requested and approved by the Company’s Board of Directors.  At the time of reporting there has been no need to consult the new auditor on any matters relating to Item 304 (2)(i) or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii), nor was Williams & Webster P.S. previously contacted as a consultant to the Registrant at any time during the two most recent fiscal years, <r>nor during the subsequent interim period through the above noted date of engagement. </r>

(3)

(a)

See Item 7.

(a)

No conditions in paragraphs (b)(1) through (b)(3) of this Item exist to report.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

b) Pro forma financial information.

Not applicable.

(c) Exhibits.

16.1  Letter indicating review of this Form 8K,  by LeMaster & Daniels, PLLC Certified Public Accountants, incorporated by reference to Form 8K filed with the Securities Exchange Commission on January 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enviro-Energy Corporation

(Registrant)

/s/ Cory Colvin

--------------------------------------------------

Cory Colvin, President and CEO

Dated: February 11, 2004